EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-50900, 33-96172, and 333-68700 pertaining to the Orthofix International N.V. Staff Share Option Plan and the Orthofix International N.V. Executive Share Option Plan, on Form S-8 No. 33-96066 pertaining to the 1983 Incentive Stock Option Plan of Orthofix International N.V., 1990 Incentive Plan and Orthofix Inc. Employee Stock Purchase Plan, and on Form S-8 No. 333-5932 pertaining to the Orthofix International N.V. Staff Share Option Plan of our report dated February 19, 2003 with respect to the consolidated financial statements and schedule of Orthofix International N.V. as of and for the year ended December 31, 2002 and of our reports dated June 7, 2002 with respect to the consolidated financial statements of Novamedix Distribution Limited and Inter Medical Supplies Limited as of and for the year ended December 31, 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /s/ Ernst & Young LLP


March 25, 2003
Charlotte, North Carolina